FICO Announces Earnings of $0.79 per Share for Fourth Quarter Fiscal 2013

Revenue of $190 million vs. $186 million in prior year

SAN JOSE, Calif., Oct. 30, 2013 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2013.

(Logo: http://photos.prnewswire.com/prnh/20111010/CG83314LOGO)

Fourth Quarter Fiscal 2013 GAAP Results
Net income for the quarter totaled $28.6 million, or $0.79 per share, versus $21.2 million, or $0.60 per share, reported in the prior year period.

Fourth Quarter Fiscal 2013 Non-GAAP Results
Non-GAAP Net Income for the quarter was $35.3 million vs. $29.7 million in the prior year period. Non-GAAP EPS for the quarter was $0.98 vs. $0.84 in the prior year period. Free cash flow for the quarter was $31.5 million vs. $16.8 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2013 GAAP Revenue
The company reported revenues of $190.3 million for the quarter as compared to $186.1 million reported in the prior year period, an increase of 2%.

"Our fiscal 2013 results reflect the uncertainties our customers are facing in the slow-growth economy, yet it's important to recognize that despite those uncertainties, we're making tremendous progress toward our long-term growth goals," said Will Lansing, chief executive officer. "Analytics-driven business in the cloud is an idea whose time has come. And that's exactly what we're delivering to our customers, not only in banking and financial services, but increasingly in other industries where the leading players are grappling with challenges and opportunities associated with Big Data."

Revenues for the fourth quarter fiscal 2013 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured Decision Management applications and associated professional services, were $119.2 million in the fourth quarter compared to $119.9 million in the prior year quarter, a decrease of 1%. This was due to declines in Customer Management and Marketing Solutions offset by a revenue increase in Mobility associated with the acquisition of Adeptra, Ltd.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $46.1 million in the fourth quarter compared to $46.8 million in the prior year quarter, a decrease of 1%. The B2C revenue increased 27% and the B2B revenue decreased 8% from the prior year quarter.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $25.0 million in the fourth quarter compared to $19.4 million in the prior year quarter, an increase of 29%, due to increased license sales of Model Central Solution and Blaze.

Outlook
The company is providing guidance for fiscal 2014, which follows:

Fiscal 2014 Guidance
Revenue	$763 million - $773 million
GAAP Net Income	$91 million - $94 million
GAAP Earnings Per Share	$2.50-$2.60
Non-GAAP Net Income	$125-$128 million
Non-GAAP Earnings Per Share	$3.46-$3.56

The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results".

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2013 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through November 29, 2013.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE:FICO) is a leading predictive analytics software company. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarter ended June 30, 2013. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2013	2012
ASSETS:
Current assets:
Cash and cash equivalents	$ 83,178	$ 71,609
Marketable securities	-	22,008
Accounts receivable, net	143,733	142,595
Prepaid expenses and other current assets	22,277	23,113
Total current assets	249,188	259,325

Marketable securities and investments	18,140	16,500
Property and equipment, net	45,155	41,080
Goodwill and intangible assets, net	831,292	809,803
Other assets	17,772	31,903
	$ 1,161,547	$ 1,158,611

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 54,418	$ 62,603
Accrued compensation and employee benefits	39,281	50,043
Deferred revenue	49,181	47,959
Current maturities on long-term debt	23,000	49,000
Total current liabilities	165,880	209,605

Senior notes	447,000	455,000
Other liabilities	17,990	19,600
Total liabilities	630,870	684,205

Stockholders' equity	530,677	474,406
	$ 1,161,547	$ 1,158,611

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues:
Transactional and maintenance	$ 128,545	$ 123,441	$ 514,304	$ 466,175
Professional services	36,442	33,824	135,194	124,971
License	25,340	28,810	93,946	85,277
Total revenues	190,327	186,075	743,444	676,423

Operating expenses:
Cost of revenues	56,809	55,327	229,468	197,947
Research & development	17,824	17,602	66,967	59,527
Selling, general and administrative	62,427	65,040	268,395	238,522
Amortization of intangible assets	3,082	2,059	13,535	6,944
Restructuring and acquisition-related	-	5,125	3,486	5,125
	140,142	145,153	581,851	508,065
Operating income	50,185	40,922	161,593	168,358
Other expense, net	(7,252)	(8,242)	(29,609)	(32,115)
Income from operations before income taxes	42,933	32,680	131,984	136,243
Provision for income taxes	14,376	11,434	41,889	44,239
Net income	$ 28,557	$ 21,246	$ 90,095	$ 92,004

Basic earnings per share:	$ 0.81	$ 0.62	$ 2.55	$ 2.64
Diluted earnings per share:	$ 0.79	$ 0.60	$ 2.48	$ 2.55

Shares used in computing earnings per share:
Basic	35,132	34,262	35,332	34,909
Diluted	36,151	35,513	36,292	36,063

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$ 90,095	$ 92,004
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	33,214	21,549
Share-based compensation	25,850	21,229
Changes in operating assets and liabilities	(13,921)	3,923
Other, net	882	(8,959)
Net cash provided by operating activities	136,120	129,746

Cash flows from investing activities:
Purchases of property and equipment	(24,147)	(25,483)
Net activity from marketable securities	22,000	83,592
Cash paid for acquisitions, net of cash acquired	(32,874)	(123,631)
Other, net	50	(148)
Net cash used in investing activities	(34,971)	(65,670)

Cash flows from financing activities:
Proceeds from revolving line of credit	30,000	-
Payments on revolving line of credit and other short-term loans	(18,676)	(5,466)
Payment on Senior Notes	(49,000)	(8,000)
Proceeds from issuances of common stock	30,256	70,793
Repurchases of common stock	(82,752)	(191,056)
Other, net	3,538	5,276
Net cash used in financing activities	(86,634)	(128,453)

Effect of exchange rate changes on cash	(2,946)	234

Increase (decrease) in cash and cash equivalents	11,569	(64,143)
Cash and cash equivalents, beginning of period	71,609	135,752
Cash and cash equivalents, end of period	$ 83,178	$ 71,609

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2013	2012	2013	2012

Applications revenues:
Transactional and maintenance	$ 75,564	$ 71,202	$ 306,738	$ 263,726
Professional services	30,377	27,445	110,081	104,637
License	13,238	21,285	59,265	56,241
Total applications revenues	$ 119,179	$ 119,932	$ 476,084	$ 424,604

Scores revenues:
Transactional and maintenance	$ 44,723	$ 44,991	$ 175,281	$ 172,218
Professional services	679	1,073	4,012	2,382
License	750	672	1,520	1,023
Total scores revenues	$ 46,152	$ 46,736	$ 180,813	$ 175,623

Tools revenues:
Transactional and maintenance	$ 8,258	$ 7,248	$ 32,285	$ 30,231
Professional services	5,386	5,306	21,101	17,952
License	11,352	6,853	33,161	28,013
Total tools revenues	$ 24,996	$ 19,407	$ 86,547	$ 76,196

Total revenues:
Transactional and maintenance	$ 128,545	$ 123,441	$ 514,304	$ 466,175
Professional services	36,442	33,824	135,194	124,971
License	25,340	28,810	93,946	85,277
Total revenues	$ 190,327	$ 186,075	$ 743,444	$ 676,423

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP net income	$ 28,557	$ 21,246	$ 90,095	$ 92,004
Amortization of intangible assets (net of tax)	2,076	1,344	9,221	4,608
Restructuring and acquisition-related (net of tax)	-	3,345	2,346	3,345
Stock-based compensation expense (net of tax)	4,684	3,762	17,605	14,074
Adjustment to tax valuation allowance	-	-	2,474	-
Non-GAAP net income	$ 35,317	$ 29,697	$ 121,741	$ 114,031

GAAP diluted earnings per share	$ 0.79	$ 0.60	$ 2.48	$ 2.55
Amortization of intangible assets (net of tax)	0.06	0.04	0.25	0.13
Restructuring and acquisition-related (net of tax)	-	0.09	0.06	0.09
Stock-based compensation expense (net of tax)	0.13	0.11	0.49	0.39
Adjustment to tax valuation allowance	-	-	0.07	-
Non-GAAP diluted earnings per share	$ 0.98	$ 0.84	$ 3.35	$ 3.16

Free cash flow
Net cash provided by operating activities	$ 35,943	$ 23,338	$ 136,120	$ 129,746
Capital expenditures	(3,712)	(5,867)	(24,146)	(25,483)
Dividends paid	(701)	(692)	(2,824)	(2,804)
Free cash flow	$ 31,530	$ 16,779	$ 109,150	$ 101,459

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com or Media: Steve Astle, (415) 446-6204, stephenastle@fico.com